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                                                                  EXHIBIT 3.2(A)


                           CERTIFICATE OF DESIGNATION,
                      POWERS, PREFERENCES AND RIGHTS OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                               PRACTICEWORKS, INC.
        -----------------------------------------------------------------
                  Pursuant to the provisions of Section 151(g)

                        of the General Corporation Law of

                              the State of Delaware
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         PracticeWorks, Inc. (the "Corporation"), a corporation organized and validly existing under the General Corporation Law of the State of Delaware, filed its original Certificate of Incorporation with the Corporations Division on August 10, 2000. Under the provisions of and subject to the requirements of
Section 151(g) of the General Corporation Law of the State of Delaware, the undersigned, desiring to set the designation, powers, preferences and rights of the authorized but unissued preferred stock of the Corporation, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent in lieu of a special meeting dated as of December 27, 2000:

         WHEREAS, the Certificate of Incorporation, dated August 10, 2000 (the "Certificate of Incorporation"), authorizes a class of stock designated as preferred stock (the "Preferred Stock"), comprising 20,000,000 shares, par value $.01 per share, provides that such Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in the Certificate of Incorporation, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law;

         WHEREAS, it is the desire of the Board of Directors of the Corporation to designate one new series of Preferred Stock and to fix the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as provided herein.

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation does hereby designate 32,000 shares of the authorized but unissued Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred") and does hereby fix the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Preferred to be as follows:



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                      SERIES A CONVERTIBLE PREFERRED STOCK

         A. Designation; Rank. Thirty-Two Thousand (32,000) shares of the authorized, but undesignated preferred stock, $.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Convertible Preferred Stock" ("Series A Preferred"). The shares of Series A Preferred shall, with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation, rank (i) senior and prior to the Common Stock and any other class or series of capital stock of the Corporation currently or hereafter issued, other than the Parity Securities (as defined below), and (ii) on parity with the Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation (the "Series B Preferred"), the Series C Convertible Preferred Stock, par value $.01 per share, of the Corporation and any other class or series of preferred stock of the Corporation hereafter issued, the terms of which specifically provide that shares of such class or series of preferred stock shall rank pari passu with the Series A Preferred (collectively, the "Parity Securities").

         B.       Dividends.

                  1. General. The holders of shares of Series A Preferred shall be entitled to receive dividends only when, as and if declared by the Board of Directors and to the extent permitted under the General Corporation Law of Delaware. Dividends on each share of the Series A Preferred (a "Share") shall accrue on a daily basis at the rate of 6.5% per annum on an amount per Share equal to $1,000 ("Original Purchase Price") (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise is acquired by the Corporation.

                  2. Accrual. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of the dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

                  3. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2001 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof. Such accumulated dividends


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shall not be payable until conversion or redemption of such Share into
Conversion Stock, unless earlier declared by the Corporation's board of directors.

                  4. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

                  5. Priority of Series A Preferred on Dividends. The shares of Series A Preferred shall, with respect to dividends, rank (i) on parity with the Series B Preferred, and (ii) senior and prior to the Common Stock and any other class or series of capital stock of the Corporation currently or hereafter issued, other than the Series B Preferred. So long as any Series A Preferred remains outstanding, the Corporation shall not, directly or indirectly pay any dividend or make any distribution upon any Junior Securities if at the time of or immediately after any such dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series A Preferred.

                  6. Participation Rights. In addition to the dividends provided under subsection B.1, the holders of Series A Preferred shall share with the holders of Common Stock in any dividends declared on the Common Stock based on the number of shares of Common Stock and Series A Preferred held by each (with the Series A Preferred treated on an as-if-converted basis based on the number of shares of Conversion Stock into which each Share of Series A Preferred is then convertible).

         Section  C. Liquidation.

                  1. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section C.1 and liquidating payments on any other shares of capital stock ranking, as to liquidation, dissolution or winding up, on parity with the Series A Preferred, then the entire assets available to be distributed to such stockholders shall be distributed pro rata among such holders of the Series A Preferred and any other parity stock ratably based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder and any such other parity stock if all amounts thereof were paid in full.

                  2. Participation Rights. Upon any liquidation, dissolution or winding up of the Corporation, and after full payment of the Liquidation Value (plus all accrued and unpaid dividends) as provided in subsection C.1 above, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock along with the holders of issued and


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outstanding shares of Series A Preferred, as though such holders of Series A
Preferred were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred are convertible on such date (together with the Liquidiation Value, the "Liquidiation Amount").

                  3. Notwithstanding anything to the contrary contained in this Section C, the holders of the Series A Preferred will not be entitled to receive any Liquidation Amount, per share, greater than 200% of the Liquidation Value (plus all accrued and unpaid dividends).

         D.       Redemptions.

                  1. Scheduled Redemptions. At the election of the holders of a majority of the outstanding Shares, the Corporation shall redeem all outstanding Shares on or following ______, 2006 (the "Redemption Date"), at a price per Share equal to the Original Purchase Price (as adjusted for stock splits, stock dividends, recapitalizations and other similar events) plus all accrued and unpaid dividends thereon (the "Redemption Price").

                  2. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash from immediately available funds at a price per Share equal to the Redemption Price. If funds of the Corporation which are legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Redemption Price payable to each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Any portion of the Redemption Price that is not paid when due, together with any dividends on such unpaid amount accumulated on any Dividend Reference Date from and after the date the Redemption Price was due, shall accrue interest on a daily basis at the rate of 6.5% per annum from and including the date the Redemption Price was due or such dividends were accumulated, as the case may be, to and including the date the unpaid amount, together with interest, is paid. At the request of any holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  3. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

                  4. Dividends After Redemption. No Share shall be entitled to any dividends accruing after the date on which the Redemption Price is paid to the holder of such Share. On


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such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued
and outstanding.

                  5. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

         E.       Voting Rights.

                  1. Other than in connection with the election of the Corporation's Board of Directors, which shall be governed by subsection E.2, the holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws and shall be entitled to vote on all matters submitted to the stockholders for a vote, such that the holders of the Series A Preferred shall vote together with the holders of the Common Stock as a single class, with each Share of Series A Preferred being entitled to vote on an as-if-converted basis based on the number of shares of Conversion Stock into which such Share of Series A Preferred is then convertible.

                  2. So long as any shares of Series A Preferred remain outstanding, at any annual or special meeting, or pursuant to any consent or any other action taken, for the purpose of electing directors to the Corporation's Board of Directors, (a) there shall be elected a minimum of six (6) directors for the Board of Directors and (b) one such director for the Board of Directors shall be elected by the holders of a majority of the then outstanding shares of Series A Preferred voting as a single class, and such holders of Series A Preferred shall not be entitled to vote with respect to the election of the remaining directors.

                  3. Notwithstanding anything herein to the contrary, so long as any shares of Series A Preferred are outstanding, the Corporation shall not and shall cause its subsidiaries not to, without the prior consent of the holders of a majority of the shares of the Series A Preferred then outstanding,
(i) increase the number of shares of preferred stock of the Corporation designated as Series A Preferred, (ii) alter or change adversely the absolute or relative powers, preferences or rights given to the Series A Preferred, (iii) alter or amend this Certificate of Designation, (iv) authorize or create any class or series of stock ranking as to distribution of assets upon a liquidation or otherwise senior to the Series A Preferred, (iv) enter into any agreement with respect to the foregoing, or (v) authorize or create any class or series of Parity Securities, unless such Parity Securities are authorized or created for the purpose of issuance to, and, if issued, are issued to, a person or persons in exchange for cash at the fair market value of such securities.

         F.       Conversion Rights.

                  1. Conversion Price. The initial Conversion Price of each Share of Series A Preferred shall be [determined at original date of issuance based on the following formula: $32,000,000 divided by the difference between (a) (1) the number of shares of Common Stock Deemed Outstanding as of the original date of issuance divided by (2) ninety and 2/10 percent (90.2%) and
(b) the number of shares of Common Stock Deemed Outstanding as of the original date of issuance (calculation renders the total number of shares of Series A Preferred convertible into nine and 8/10 percent (9.8%) of the Common Stock Deemed Outstanding as of the original date of issuance).]


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                  2.       Conversion Rights and Procedures.

                           (i)      At any time and from time to time beginning
on the date of issuance to and including the fourth anniversary thereof, any holder of Series A Preferred may convert at its sole option all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by the Redemption Price and dividing the result by the Conversion Price then in effect.

                           (ii)     At any time and from time to time beginning
on the day after fourth anniversary of the date of issuance to and including the fifth anniversary of the date of issuance, any holder of Series A Preferred may convert at its sole option all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by the Redemption Price and dividing the result by the Trading Price. Notwithstanding the foregoing, within ten (10) days of the Corporation's receipt of notice from a holder of Series A Preferred of such holder's intent to convert Shares into Conversion Stock pursuant to this Section F.2(ii), in the Corporation's sole discretion and in lieu of the proposed conversion, the Corporation has the option to redeem such Shares of Series A Preferred and to pay the holder thereof all accrued but unpaid dividends thereon according to the terms and procedures of Section D hereof at a price per Share equal to the Trading Price as of the Conversion Date.

                           (iii)    Except as otherwise provided herein, each
conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (the "Conversion Date"). At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                           (iv)     The conversion rights of any Share shall
terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Redemption Price in accordance with Section D.2 or Section F.2, as applicable.

                           (v)      As soon as possible after a conversion has
been effected, the Corporation shall deliver to the converting holder:

                                    (a)      a certificate or certificates
         representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                    (b)      the amount payable with respect to
         fractional shares of Conversion Stock in accordance with subsection
         (ix) below; and



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                                    (c)      a certificate representing any
         Shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (vi)     The issuance of certificates for shares of
Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                           (vii)    The Corporation shall not close its books
against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of the Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                           (viii)   The Corporation shall at all times reserve
and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

                           (ix)     If any fractional interest in a share of
Conversion Stock would, except for the provisions of this Section F.2(ix), be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  3. Automatic Conversion. Each share of Series A Preferred, together with all accrued but unpaid dividends thereon, shall automatically be converted into shares of Conversion Stock at the Conversion Price at the time in effect for such Series A Preferred upon the occurrence of twenty (20) consecutive Trading Days in which the Market Price of the Conversion Stock is at or above one hundred seventy-five percent (175%) of the Conversion


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Price then in effect. All holders of record of shares of Series A Preferred will be given at least ten (10) days' prior written notice of the date fixed for automatic conversion of the Series A Preferred. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A
Preferred at such holder's address as shown in the records of the Corporation.
On or before the date so fixed for conversion, each holder of shares of the Series A Preferred shall surrender the certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Conversion Stock to which such holder is entitled, together with the amount payable with respect to fractional shares of Conversion Stock in accordance with Section F.2(ix).

                  4. Subdivisions. In the event the Corporation shall effect a split or subdivision of the outstanding shares of Common Stock or pay a dividend or other distribution in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the date of such dividend distribution, split or subdivision, the Conversion Price of the Series A Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  5. Combinations. If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, as of the date of such combination, the Conversion Price for the Series A Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

         G. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive securities of the successor entity having rights, powers and preferences substantially similar to the rights, powers and preferences of the Series A Preferred, but convertible into, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in


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

form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         H.       Definitions.

         "Common Stock" means, collectively, the Corporation's Common Stock, par value $.01 per share, and any capital stock, other than preferred stock of the Corporation, of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock for which Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Preferred or upon the exercise of any Options.

         "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock other than the Series A Preferred.

         "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Parity Securities.

         "Liquidation Value" of any Share as of any particular date shall be equal to Original Purchase Price, as adjusted for stock splits, stock dividends, recapitalizations and other similar events.

         "Market Price" means on any particular date (a) the closing bid price per share of the Conversion Stock on such date on the NASDAQ National Market or other registered national stock exchange on which the Conversion Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or
(b) if the Conversion Stock is not listed then on the NASDAQ National Market or any registered national stock exchange, the closing bid price for a share of Conversion Stock in the over-the-counter market, as reported by NASDAQ or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Conversion Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder.


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         "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "Trading Price" means the average Market Price of the Conversion Stock over the previous thirty (30) Trading Days.

         "Trading Day" means (a) a day on which the Conversion Stock is traded on the NASDAQ National Market or other registered national stock exchange on which the Conversion Stock has been listed, or (b) if the Conversion Stock is not listed on the NASDAQ National Market or any registered national stock exchange, a day on which the Conversion Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Conversion Stock is not quoted on the OTC Bulletin Board, a day on which the Conversion Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding its functions of reporting policies).


                          SIGNATURES ON THE NEXT PAGE.


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


         IN WITNESS WHEREOF, PracticeWorks, Inc., has caused this Certificate to be executed by its duly authorized representative as of __________, 2001.


                                   PRACTICEWORKS, INC.,
                                   a Delaware corporation


                                   By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Its:
                                           -----------------------------------


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